EXHIBIT 32.2

SECTION 906 CERTIFICATION

CERTIFICATION REQUIRED BY

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the 2025 annual report of Innovative Designs, Inc. (the “Company”) on Form 10-K/A for the annual period ended October 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2026	by:	/s/ Joseph Riccelli Jr.
Joseph Riccelli Jr.
Chief Financial Officer, Principal
Accounting Officer and Director